UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 21, 2021 (December 16, 2021)

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado  80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On December 16, 2021, DMC Global Inc., a Delaware corporation (the “Company”), entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Arcadia, Inc., a California corporation, the current shareholders of Arcadia, Inc. and certain other parties (the “Equity Purchase Agreement”). Pursuant to the Equity Purchase Agreement, and subject to the terms and conditions thereof, the Company, directly and through its wholly-owned subsidiary, DMC Korea, Inc., a Colorado corporation (“DMC Korea”), has agreed to acquire (the “Acquisition”) 60% of the membership interests (the “Purchased Interests”) of Arcadia Products, LLC, a Colorado limited liability company resulting from the conversion of Arcadia, Inc. following a tax reorganization (collectively, “Arcadia”). The consideration for the Purchased Interests is $282.5 million and consists of (a) cash of approximately $262.0 million and (b) approximately $20.5 million in shares (the “Stock Consideration”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), subject to certain adjustments for working capital, cash and indebtedness, among other items (the “Closing Cash Consideration”).

The Equity Purchase Agreement contains various representations, warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Equity Purchase Agreement and the closing of the Acquisition, Arcadia has agreed, among other things, to cause Arcadia and each of its subsidiaries to operate their businesses in the ordinary course of business and not to engage in specified types of transactions. The shareholders of Arcadia have agreed, following the closing of the Acquisition, to indemnify the Company for certain specified matters and for certain breaches of representations, warranties and covenants, subject to limitations set forth in the Equity Purchase Agreement. The closing of the Acquisition is subject to certain customary conditions, including conditions that relate to the accuracy of the parties’ representations and warranties and their compliance with covenants. The Company’s obligation to close is not subject to its ability to obtain sufficient financing to pay the Closing Cash Consideration. The Company expects to pay such consideration using cash on hand and the proceeds of a secured credit agreement that it is currently in the process of negotiating (the “Credit Facility”). The Equity Purchase Agreement also contemplates that the Company will, following the closing of the Acquisition, grant approximately $2.6 million in restricted stock to key employees of Arcadia under the Company’s 2016 Omnibus Incentive Plan.

The Equity Purchase Agreement may be terminated in certain circumstances, including but not limited to: (a) by mutual written consent of the Company and the representative of Arcadia’s shareholders (the “Shareholders’ Representative”), (b) by the Shareholders’ Representative or the Company if any governmental authority issues a final, non-appealable order permanently enjoining or prohibiting the closing of the Acquisition, (c) by written notice to the Shareholders’ Representative from the Company, or to the Company from the Shareholders’ Representative, in the event of certain breaches of representations and warranties or (d) if the closing of the Acquisition does not occur on or before December 31, 2021.

Operating Agreement

Following the closing of the Acquisition, the Company (through its direct ownership and indirect ownership through DMC Korea) will own 60% of Arcadia and the remaining 40% will be owned by New Arcadia Holdings, Inc., which is wholly-owned by Synergex Group LLC, Trustee of the Munera Family ESBT, currently the majority owner of Arcadia, Inc. (“Munera”). Arcadia will be governed by an Operating Agreement to be entered into at the closing of the Acquisition by the Company, Arcadia and Munera (the “Operating Agreement”). Pursuant to the Operating Agreement, the Company will have the right to appoint four directors to Arcadia’s board of directors (the “Board”), one of whom will serve as Chairman of the Board, and Munera will have the right to appoint three directors. If Munera’s ownership in Arcadia declines, the number of directors it has the right to appoint will be reduced in the manner set forth in the Operating Agreement. James Schladen, currently the CEO of Arcadia, Inc., will serve as President of Arcadia and will be a Company-appointee to the Board. The Board will generally act by majority vote of the directors, but certain matters specified in the Operating Agreement will require the affirmative vote of 80% of the directors.

At any time at or after the third anniversary of the effective date of the Operating Agreement, Munera shall have the right (but not the obligation) to require the Company to purchase (the “Put Right”) its interests in Arcadia for a price based on the higher of (a) a value based on the Acquisition purchase price and (b) a multiple of Arcadia’s average EBITDA for the preceding two fiscal years and its projected EBITDA for the then-current fiscal year (the “Option Purchase Price”), and the Company shall have the right (but not the obligation) to purchase all of Munera’s interests for the same price (the “Call Right”). If the Put Right is exercised, the Option Purchase Price will be paid, at DMC’s option, (i) in cash or (ii) 20% in cash and 80% in shares of preferred stock. If the Company, exercises the Call Right, the Option Purchase Price will be paid in cash.

Schladen Employment Agreement

In connection with the Acquisition, Arcadia will enter into an employment agreement (the “Employment Agreement”) with Mr. Schladen, pursuant to which he will serve as President of Arcadia for an initial term of three years, subject to earlier termination. Mr. Schladen will receive an annual base salary of $550,000 and will be eligible to earn a performance-based annual cash bonus under the Company’s annual incentive plan, with a target award equal to 100% of base salary. He will also be eligible to receive long-term equity incentive grants under the Company’s 2016 Omnibus Incentive Plan, with the value of such grants targeted at two times his base salary. Additionally, Mr. Schladen will enter into a restrictive covenant agreement (the “Restrictive Covenant Agreement”) pursuant to which, among other things, he will agree not to compete with Arcadia for a specified period.

Promissory Note

In order to equalize after-tax consideration to Munera relative to an alternative transaction structure, immediately following the closing of the Acquisition, the Company will loan approximately $24.9 million to Munera. The loan will be evidenced by an unsecured promissory note from Munera (the “Promissory Note”). The loan evidenced by the Promissory Note will be repaid out of proceeds from the sale of Munera’s interests in Arcadia, whether received upon exercise of the Put Right, the Call Right or upon sales to third parties permitted under the terms of the Operating Agreement and must be repaid in full by December 16, 2051.

General

The representations, warranties and covenants contained in the Equity Purchase Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Arcadia. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Acquisition is expected to close in late December 2021, subject to customary conditions precedent to the completion of the Acquisition being met.

The foregoing description of the Equity Purchase Agreement and the exhibits thereto, including the form of Operating Agreement, Employment Agreement and Restrictive Covenant Agreement is not complete and is qualified in its entirety by the full text of the Equity Purchase Agreement, including such exhibits, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The Stock Consideration, comprised of 551,458 shares of Common Stock, will be issued to Mr. Schladen as partial consideration for the equity interests in Arcadia he is selling to the Company pursuant to the Equity Purchase Agreement. The Stock Consideration granted to Mr. Schladen will be subject to certain restrictions with respect to the sale or other disposition for a period of 60 days following the date of the closing. Such stock will be issued in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01    Regulation FD Disclosure.

On December 17, 2021, the Company issued a press release announcing the execution of the Equity Purchase Agreement, the text of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 8.01    Other Events.

Description of Arcadia’s business

Arcadia is a leading provider of architectural framing solutions for low and mid-rise commercial and high-end residential building applications. It offers a broad array of products and services primarily in three categories:

•Commercial exteriors – aluminum façade and building envelope solutions, including framing systems, curtain/window walls, entrances and windows;
•Commercial interiors – aluminum framing systems, including doors and door frames and sliding systems; and
•High-end residential – built-to-order thermal aluminum, steel and wood windows and doors.

Arcadia is based in Vernon, California, with 10 satellite locations, and has a strong market share in the western United States. We believe that its competitive strengths include its centralized manufacturing and in-house fabrication and finishing capabilities, its short lead-times for orders and its ability to customize products. We believe that our acquisition of a majority interest in Arcadia will provide us with substantial opportunities for growth, including through organic sales growth, geographic expansion and roll-up of complementary assets and businesses. Arcadia has approximately 890 employees.

Arcadia had net sales of approximately $246 million in 2020 and approximately $184 million (unaudited) in net sales in the first three quarters of 2021. Its net income for those periods was approximately $45 million and $41 million (unaudited), respectively, and its EBITDA (a non-U.S. GAAP number, see reconciliation below) was $50 million and $42 million, respectively.

$ in Millions	Twelve Months Ended December 31, 2020	Nine Months Ended September 30, 2021
Net income	$44.6	$41.0
Income tax provision	0.8	0.4
Depreciation	1.6	1.3
EBITDA	47.0	42.7
Due diligence adjustments (1)	2.6
Adjusted EBITDA	$49.6	$42.7
(1) Due Diligence adjustments to reconcile Net income to Adjusted EBITDA on a similar basis to DMC Global Inc.

Risk Factors

Although we expect the Acquisition to provide us with significant growth opportunities and other benefits, it also presents a variety of risks and uncertainties, including those described below.

If completed, the Acquisition may not achieve its intended results and may result in us assuming unanticipated liabilities.

Achieving the anticipated benefits of the Acquisition is subject to a number of risks and uncertainties. For example, the due diligence we have conducted on Arcadia may have failed to uncover issues that result in the Acquisition being less beneficial than we expect or in us assuming environmental or other liabilities that are larger than we expect. Under the Equity Purchase Agreement, we have only limited recourse to the sellers for any such issues. We cannot assure you that such potential recourse will be available or adequate for any liabilities we incur, and such liabilities could be significant.

The success of the Acquisition will depend on numerous factors, many of which are outside of our control, including general market and economic conditions, particularly those affecting the construction and related industries in the western United States. The regulatory environment, our ability to manage Arcadia’s business effectively and integrate it within our overall management structure, and our success in pursuing growth opportunities are also subject to risks and uncertainties. Arcadia’s large size relative to our existing businesses exacerbates some of these risks, as does the fact that the industries in which it operates are different than those of our existing businesses. In addition, under the Operating Agreement, we will not have exclusive control over Arcadia’s operations, and this may result in us being unable to manage it effectively. For these or other reasons, we may not be able to obtain the benefits we anticipate from the Acquisition.

We have and will incur substantial financial obligations in connection with the Acquisition.

As described above, we expect to finance a portion of the purchase price of the Acquisition with proceeds from the Credit Facility. The terms of the Credit Facility are not final and, if we fail to enter into the Credit Facility and obtain the necessary financing for the Acquisition, we may be in breach of our obligation to close the Acquisition and may be subject to significant liability for such breach. If the Credit Facility is entered into, our ability to service the indebtedness thereunder and to maintain compliance with the covenants included in the Credit Facility will depend on our success in achieving the intended benefits of the Acquisition, which is subject to numerous risks and uncertainties as discussed above. We will have to devote a substantial portion of our cash flow to meet required payments of principal, premium, if any, and interest on this indebtedness and if we are unable to generate sufficient cash flow to do so, or if we otherwise fail to comply with the terms of the Credit Facility, we could be in default under the agreement. In the event of such default, the lenders could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and institute foreclosure proceedings against our assets. In that event, we could be forced into bankruptcy or liquidation. If the performance of Arcadia and our existing businesses decline or fail to meet our expectations, we may in the future need to seek waivers from the lenders under the Credit Facility to avoid being in default. If we breach, or are at risk of breaching, our covenants under the agreement, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the agreement and we could be forced into bankruptcy or liquidation. We cannot assure you that we will be granted waivers or amendments to the Credit Facility if for any reason we are unable to comply with these agreements, or that we will be able to refinance the Credit Facility on terms acceptable to us, or at all.

In addition, as early as three years after the closing of the Acquisition, we may be required to pay the Option Purchase Price for some or all of Munera’s interests in Arcadia if Munera exercises the Put Right. Even if we elect to pay 80% of the Option Purchase Price in preferred stock, we will need to fund the remaining portion in cash. We do not currently have sufficient funds to pay the cash portion of the Option Purchase Price, and we may not be able to obtain such funds on terms acceptable to us or at all. Our ability to finance the Option Purchase Price will depend on numerous factors, including our and Arcadia’s performance and general market and economic conditions. If we fail to pay the Option Purchase Price when required under the Operating Agreement, we will be in default under the agreement. The Option Purchase Price is not currently determinable, and is likely to be substantial relative to the current size of our business. In addition, the Option Purchase Price is subject to a “floor” that will apply even if Arcadia’s performance fails to meet our expectations. This may make it more difficult for us to finance the payment of the Option Purchase Price. In addition, debt or preferred equity financing, if obtained, may involve agreements that include liens or restrictions on our assets and covenants limiting or restricting our ability to take specific actions, such as paying dividends or making distributions, incurring additional debt, acquiring or disposing of assets or increasing expenses. Debt financing would also be required to be repaid regardless of our operating results. Obtaining financing through issuances of common stock would impose fewer restrictions on our future operations but would be dilutive to the interests of existing stockholders.

Item 9.01    Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Equity Purchase Agreement, dated December 16, 2021, by and among DMC Global Inc., Arcadia, Inc., New Arcadia Holdings, Inc. and each of the shareholders of Arcadia named therein.*

99.1	Press Release, dated December 17, 2021.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit. In addition, portions of this exhibit have been omitted in accordance with Item 601(b)(2) or 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed. The registrant hereby agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

** Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	December 21, 2021	By:	/s/ Michelle H. Shepston
Michelle H. Shepston
Executive Vice President and Chief Legal Officer